UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): March 24, 2009


                       METROPOLITAN HEALTH NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


                                     Florida
                 (State or other jurisdiction of incorporation)


                   0-28456                          65-0635748
        (Commission file number)         (I.R.S. Employer Identification No.)

                        250 Australian Avenue, Suite 400
                            West Palm Beach, FL 33401
          (Address of principal executive offices, including zip code)


                                 (561) 805-8500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

     On March 24, 2009, we announced that Martin W. Harrison, a director of the Company, adopted a stock trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to sell up to 260,000 shares of the Company's common stock, in amounts not to exceed 5,000 shares per week. The plan was established as part of Dr. Harrison's individual long term strategy for asset diversification and liquidity. Purchases under the plan are scheduled to commence in April 2009. The plan is scheduled to terminate in March 2010.

     Transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

     Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 24, 2009


                                            METROPOLITAN HEALTH NETWORKS, INC.




                                            By: /s/ Roberto L. Palenzuela
                                                ---------------------------
                                            Roberto L. Palenzuela
                                            Secretary and General Counsel